                                                                    EXHIBIT 10.8

                 LICENSING AND COOPERATIVE MARKETING AGREEMENT
                                    BETWEEN
                  MICROSOFT CORPORATION AND TUT SYSTEMS, INC.


     THIS LICENSING AND COOPERATIVE MARKETING AGREEMENT (the "Licensing and Cooperative Marketing Agreement") is made and entered into this 27th day of August, 1997 (the "Effective Date"), by and between MICROSOFT CORPORATION, a Washington corporation ("Microsoft"), and TUT SYSTEMS, INC., a California corporation ("Tut"). The agreement has been modified and restated as of July 30, 1998.

                                   RECITALS
                                   --------

     WHEREAS, Tut has developed technology that enables low cost, high speed, local area networks to run on "plain old telephone service" ("POTS") wiring, which technology is referred to by Tut as its "HomeRun" technology;

     WHEREAS, Microsoft and Tut desire to cooperate to enable Tut to productize Tut's HomeRun technology, including the creation of integrated circuits and end user products containing integrated circuits, the development of software drivers to support HomeRun-based products when running in Microsoft's Windows and Windows NT operating environments, the creation of a testing and certification program to enable third parties to achieve compatibility with the HomeRun technology, and the definition of additional enhancements and upgrades for the HomeRun products to be developed by Tut during the term of this Licensing and Cooperative Marketing Agreement;

     WHEREAS, upon the completion of products based on the HomeRun technology and the parties acceptance of the same, the parties further desire to cooperate with respect to the marketing and promotion of such HomeRun products and technology; and

     WHEREAS, to further the foregoing objectives, and to induce Microsoft to enter into the Licensing and Cooperative Marketing Agreement, Tut is issuing to Microsoft the Series G Preferred Stock Purchase Warrant (the "Warrant") pursuant to the terms and conditions of the Warrant Purchase and Equity Rights Agreement dated as of the Effective Date by and between Microsoft and Tut in the form attached hereto as Exhibit I (the "Warrant Purchase and Equity Rights Agreement" and collectively with the Warrant and this Agreement, the "Transaction Documents").

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Microsoft and Tut agree as follows:

                                   AGREEMENT
                                   ---------

1. DEFINITIONS. When used in this Licensing and Cooperative Marketing Agreement
   -----------
and its various Exhibits, the following terms shall have the following meanings whenever initially capitalized:

     (a) "HOMERUN END USER PRODUCTS" shall mean electronic devices (e.g. network cards) based on or containing HomeRun Integrated Circuits.

     (b) "HOMERUN INTEGRATED CIRCUITS" or "HICS" shall mean integrated circuits based on or containing the HomeRun Technology.

     (c) "HOMERUN INTELLECTUAL PROPERTY LICENSES" or "HIPS" shall mean non-exclusive licenses to the HomeRun Technology, which licenses are granted to third parties to enable them to create, market and distribute products based on the HomeRun Technology, including but not limited to HomeRun End User Products and HomeRun Integrated Circuits.


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     (d) "HOMERUN PRODUCTS" shall collectively refer to the HomeRun End User Products and the HomeRun Integrated Circuits.

     (e) "HOMERUN TECHNOLOGY" shall mean Tut's proprietary technology that enables low cost, high speed, local area networks to run on POTS wiring, which technology is more fully described in the attached Exhibit A.

     (f) "HOMERUN WINDOWS DRIVERS" shall mean software drivers to enable the Windows Products to communicate with and operate in conjunction with the HomeRun Products. The "Initial HomeRun Windows Drivers" are those software drivers that work with the Initial HomeRun Products and the "Subsequent HomeRun Windows Drivers" are those software drivers that work with the Subsequent HomeRun Products.

     (g) "HR1300HEC TECHNOLOGY" shall mean the technology and maskwork contained in Tut's HR1300HEC HomeRun Integrated Circuit, or a derivative or successor thereto as may be mutually agreed upon by the parties, which technology and maskwork are described in the attached Exhibit B.

     (h) "INITIAL HOMERUN PRODUCTS" shall mean the initial versions of the HomeRun Products to be created by Tut pursuant to this Licensing and Cooperative Marketing Agreement, which versions are more fully described and specified in the Initial HomeRun Product Specifications.

     (i) "INITIAL HOMERUN PRODUCT SPECIFICATIONS" shall mean the specifications for the Initial HomeRun Products which specifications are attached hereto as Exhibit C.

     (j) "JOINT CREATIONS" shall mean any and all ideas, concepts, software code, specifications and other intellectual creations regarding the HomeRun Technology, the HomeRun Products and the HomeRun Windows Drivers creations jointly (according to standard principals of inventorship and authorship) by employees or contractors of Microsoft and Tut pursuant to this Agreement.

     (k) "MARKETING AGREEMENT" shall refer to the Marketing Agreement attached hereto as Exhibit E.

     (m) "MICROSOFT CREATIONS" shall mean any and all ideas, concepts, software code, specifications and other intellectual creations regarding the HomeRun Technology, HomeRun Products and HomeRun Windows Drivers created solely by Microsoft employees or contractors and submitted to Tut by Microsoft to this Agreement for use in the development of the HomeRun Products and HomeRun Technology.

     (n) "SUBSEQUENT HOMERUN PRODUCTS" shall mean future, enhanced versions of the HomeRun Products, which future versions are created during the term of this Licensing and Cooperative Agreement but subsequent to the creation of the Initial HomeRun Products, as more particularly described in the attached Exhibit D.

     (o) "TIMETABLE" shall mean the timetable for the development of the Initial and Subsequent HomeRun Products, which timetable is attached hereto as Exhibit F.

     (p) "TUT CREATIONS" shall mean any and all ideas, concepts, software code, specifications and other intellectual creations regarding the HomeRun Technology, HomeRun Products and HomeRun Windows Drivers created solely by Tut employees or contractors.

     (q) "WINDOWS PRODUCTS" shall mean Microsoft's systems software products, whether now known or hereafter developed, including but not limited to Microsoft Windows 95, Windows CE, Windows NT Server, Windows NT Workstation, and any derivative, successor or replacement products thereto.


2. HOMERUN PRODUCT AND HOMERUN WINDOWS DRIVER DEVELOPMENT.
   ------------------------------------------------------

     (a) HOMERUN PRODUCT DESIGN AND FEATURES. Tut agrees that it shall develop the Initial HomeRun Products according to the Initial HomeRun Product Specifications. During the term of this Licensing and Cooperative Marketing Agreement, the parties agree to consult with each other with respect to features and enhancements to be contained in Subsequent HomeRun Products, and with respect to the target shipment dates for any such Subsequent HomeRun Products. During the term of this Licensing and Cooperative Marketing Agreement, Microsoft agrees m assist Tut in the development and testing of the HomeRun Products by testing versions of the Initial HomeRun Products and any Subsequent HomeRun Products in Microsoft's public network trials, as mutually agreed upon.

     (b) INITIAL HOMERUN PRODUCTS AND INITIAL HOMERUN WINDOWS DRIVERS DEVELOPMENT/MICROSOFT'S TESTING AND ACCEPTANCE OF THE SAME. Tut agrees to create the Initial HomeRun Products and the Initial HomeRun Windows Drivers according to the Timetable. Microsoft hereby agrees to provide Tut, free of char e, with reasonable amounts of technical support with respect to the creation and support of the Initial HomeRun Windows Drivers. Upon completion of the final versions of the Initial HomeRun Products and the Initial HomeRun Windows Drivers, Tut agrees to deliver two (2) copies of each such Initial HomeRun Product and HomeRun Windows Driver to Microsoft for Microsoft's testing and acceptance. Microsoft shall have thirty (30) days from receipt of the final versions of the Initial HomeRun Products and the Initial HomeRun Windows Drivers to accept or reject the same. Microsoft's acceptance of the Initial HomeRun Products and the Initial HomeRun Windows Drivers shall be based on the conformance of the Initial HomeRun Products and the Initial HomeRun Windows Drivers to the Initial Home HomeRun Product Specifications, and Microsoft's quality standards for third party products it endorsed Microsoft agrees not to unreasonably withhold its acceptance of any Initial HomeRun Product or any Initial HomeRun Windows Driver. If. Microsoft rejects an initial HomeRun Product or Initial HomeRun Windows Driver, then Microsoft shall inform Tut in writing of Microsoft's rejection and the reason(s) therefore. Tut shall have thirty (30) days to revise and submit corrected versions of the rejected Initial HomeRun Product(s) and/or Initial HomeRun Windows Driver(s) to Microsoft for re-testing and acceptance as set forth above. In the event Microsoft rejects any re-submitted Initial HomeRun Product(s) and/or Initial HomeRun Windows Driver(s), then Microsoft in its sole discretion, may elect to either extend the correction period or to terminate this Licensing and Cooperative Marketing Agreement as set forth in Section 12(b). In the event Microsoft fails to accept or reject within the specified time flame a particular Initial HomeRun Product(s) and/or Initial HomeRun Windows Driver(s), such Initial HomeRun Product(s) and/or Initial HomeRun Windows Driver(s) shall be deemed accepted.

     (C) SUBSEQUENT HOMERUN PRODUCTS AND SUBSEQUENT HOMERUN WINDOWS DRIVERS DEVELOPMENT/MICROSOFT'S TESTING AND ACCEPTANCE OF THE SAME. During the term of this Licensing and Cooperative Marketing Agreement, Tut agrees to create all Subsequent HomeRun Products and Subsequent HomeRun Windows Drivers according to the Timetable. Microsoft hereby agrees to provide Tut, free of charge, with reasonable amounts of technical support with respect to the creation and port of any Subsequent HomeRun Windows Drivers. Upon completion of the final versions of any Subsequent HomeRun Products and Subsequent HomeRun Windows Drivers, Tut agrees to deliver two (2) copies of each such Product and Driver to Microsoft for Microsoft's testing and acceptance. Microsoft shall have thirty (30) days from delivery of the final versions of any Subsequent HomeRun Products and Subsequent HomeRun Windows Drivers to accept or reject the same. Microsoft's acceptance of any Subsequent HomeRun Products and Subsequent HomeRun Windows Drivers shall be based on the Subsequent HomeRun Products and the Subsequent HomeRun Windows Drivers passing the HomeRun certification program referenced in
Section 4(b) of this Licensing and Cooperative Marketing Agreement, and Microsoft's quality standards for third party products it endorse. Microsoft agrees not to unreasonably withhold its acceptance of any Subsequent HomeRun Products and Subsequent HomeRun Windows Driver(s), If Microsoft rejects a Subsequent HomeRun Product or a Subsequent HomeRun Windows Driver, then Microsoft shall inform Tut in writing of Microsoft's rejection and the reason(s) therefore. Tut shall have thirty (30) days to revise and submit corrected versions of such Subsequent HomeRun Product(s) and/or Subsequent HomeRun Windows Driver(s) to Microsoft for re-testing and acceptance as set forth above. In the event Microsoft rejects any re-submitted Subsequent HomeRun Product(s) and/or Subsequent HomeRun Windows Driver(s), then Microsoft in its sole discretion, may elect to either extend the correction period or to terminate this Licensing and Cooperative Marketing Agreement as set forth in Section 12(b). In the event Microsoft fails to accept or reject within the specified time frame a particular Subsequent HomeRun Product(s) and/or Subsequent HomeRun Windows

Driver(s), such Subsequent HomeRun Product(s) and/or Subsequent HomeRun Windows Driver(s), shall be deemed accepted.

3. OWNERSHIP OF AND LICENSES TO THE MICROSOFT CREATIONS, TUT CREATIONS AND THE
   ---------------------------------------------------------------------------
JOINT CREATIONS.
---------------

     (A) MICROSOFT CREATIONS. Any and all Microsoft Creations shall at all times remain the sole and exclusive property of Microsoft. Effective upon the delivery of any Microsoft Creations to Tut, Microsoft shall be deemed to have granted to Tut a perpetual, irrevocable, non-exclusive, worldwide, royalty free license under Microsoft's proprietary rights in the Microsoft Creations (a) to make, use, modify, create derivative works based upon, reproduce, import, distribute, license, offer to sell, and sell, rent or lease copies of the HomeRun Products, the HomeRun Windows Drivers and the HomeRun Technology, in source and object code form, and derivative works thereof based on or containing such Microsoft Creations, and (b) to license third parties to exercise the foregoing rights, including the right to license such rights to further third parties. To the extent that Microsoft believes that any technology existing, being created, or to be created will qualify as Microsoft Creations, Microsoft will promptly notify Tut in writing of their belief that such technology will be Microsoft Creations; in the absence of such a notification, no technology shall be deemed licensed under this Section 3(a) as Microsoft Creations.

     (B) TUT CREATIONS. Any and all Tut Creations shall at all times remain the sole and exclusive property of Tut, subject only to the license rights therein granted to Microsoft in Sections 6 and 8 of this Licensing and Cooperative Marketing Agreement. To the extent that Tut believes that any technology existing, being created, or to be created will qualify as Tut Creations, Tut will promptly notify Microsoft in writing of their belief that such technology will be Tut Creations; in the absence of such a notification, no technology shall be deemed licensed under this Section 3(b) as Tut Creations.

     (C) JOINT CREATIONS. Microsoft and Tut each shall have an undivided, joint ownership interest in the Joint Creations. Neither party shall be obligated to pay the other any royalties or other consideration, nor account to the other for any royalties or other consideration it may receive, for any license, assignment, sale, lease or other distribution of the Joint Creations, or any derivative technology thereof. Any derivative technology of the Joint Creations made independently by the parties shall be owned exclusively by the creator of such derivative technology. To enable each party to have the joint ownership rights set forth in this Section 3(c), each party hereby assigns to the other party an undivided, one-half interest in all right, title and interest in and to the Joint Creations, including, without limitation, the following:

          (i) Any United States copyrights that each such party may possess or acquire in the Joint Creations and all world-wide copyrights and equivalent rights in the Joint Creations including all renewals and extensions of such rights may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries;

          (ii) All worldwide rights in and to any inventions, ideas, designs, concepts techniques, discoveries or improvements, whether or not patentable, embodied in Joint Creations, including but not limited to all trade secrets utility and design patent rights and equivalent rights in and to such inventions and designs, regardless of whether or not legal protection for the Joint Creations is sought;

          (iii) The right to develop derivative technology from the Joint Creations with full rights to sublicense others to do the same without further approval of the other party; and

          (iv) The right to sue for intellectual property infringements of the Joint Creations and the right to collect and retain damages from any such infringements.

     Each party hereby irrevocably and forever waives and agrees never to assert against the other party or its licensees any or all "moral rights" it may have in the Joint Creations. Each party shall execute and deliver such instruments and take such other actions as may be requested by the other party to perfect or protect their joint ownership of the rights in the Joint Creations, to carry out the assignments and other activities contemplated in this Section 3(c), and to assist the other and its nominees in every proper way to secure, maintain, protect and defend for each party's benefit all such rights in the Joint Creations in the United States and any and all foreign countries. The parties will cooperate with each other in the filing and prosecution of any copyright or patent applications that the parties jointly elect to file on the Joint Creations. To the extent either party believes that any technology being created or to be created will qualify as Joint Creations, they agree to promptly notify the other party in writing of their belief that such technology will be Joint Creations.


4. COOPERATIVE MARKETING AND PROMOTION OBLIGATIONS OF THE PARTIES.
   --------------------------------------------------------------

     (A) MARKETING EFFORTS. Beginning on the Effective Date, both Microsoft and Tut agree to undertake the responsibilities and activities set forth in the Marketing Agreement. In addition, Microsoft and Tut agree to cooperate during the term of this Licensing and Cooperative Marketing Agreement in defining, sharing and supporting the creation of white papers, presentations and other customer-related marketing materials that outline the current or future implementations of the HomeRun Technology on conventional household electrical wiring and wireless alternatives. Microsoft and Tut further agree to cooperate in promoting the HomeRun Technologies and HomeRun Products through mutually acceptable use of each company's Web site.

     (B) HOMERUN TESTING AND CERTIFICATION PROGRAM. Microsoft and Tut agree to jointly create, within sixty (60) days of Microsoft's acceptance pursuant to
Section 2(b) of the Initial HomeRun Products and the Initial HomeRun Windows Drivers, a testing and certification program(s) to validate that third parties achieve compliance with the initial HomeRun Product Specifications (as well as subsequent specifications developed by the parties for the Subsequent HomeRun Products) in the implementation of the HomeRun Technology. The final testing and certification program(s) will be designed by mutual agreement and administered by Tut with Microsoft's reasonable cooperation. Tut agrees to conform the Initial HomeRun Products and any Subsequent HomeRun Products with all elements of the testing and certification programs designed by the parties pursuant to this Licensing and Cooperative Marketing Agreement.

     (C) TUT'S ADDITIONAL MARKETING EFFORTS AND OBLIGATIONS. Tut intends to distribute the HomeRun Products and Technology in three forms: (i) HomeRun End User Products, (ii) HIP sales, and (iii) HIP licenses. Tut shall set pricing for the HomeRun End User Products, including pricing to its original equipment manufacturers ("OEMs"), at a level to accomplish broad adoption of the HomeRun End User Products. Tut shall manage and price HICS sales in accordance with standard industry margins for integrated circuits, and HIP licenses in a commercially reasonable manner. Tut shall leverage an OEM channel arrangement as the primary channel for HIP sales and as a channel of distribution for the HomeRun End User Products. Tut will allocate adequate financial, sales, and marketing resources to the OEM channel in order to accomplish the foregoing. Tut further agrees to make commercially reasonable efforts to support the dedicated pilot projects as outlined in the Marketing Agreement that Microsoft will initiate in order to showcase the HomeRun Technology and the HomeRun Products.

     (D) MICROSOFT'S ADDITIONAL MARKETING EFFORTS AND OBLIGATIONS. Microsoft agrees to use its OEM relationships to assist Tut in evangelizing the HomeRun Technology and the HomeRun Products. Microsoft further agrees to assist Tut in participating in appropriate Trade shows and conferences that Microsoft either sponsors and/or participates in, provided that Tut shall remain solely responsible for all fees and costs associated therewith. Additionally, Microsoft will explore extending discounts to Tut for appropriate space on The Microsoft Network ("MSN") for HomeRun Technology and HomeRun Product related business, including but not limited to product literature and technical support Microsoft agrees that the HomeRun Technology will be the technology that Microsoft initially promotes for providing home networking Ethernet services over POTS wiring.


5. TUT'S TECHNICAL SUPPORT OBLIGATIONS WITH RESPECT TO THE HOMERUN PRODUCTS AND
   ----------------------------------------------------------------------------
THE HOMERUN TECHNOLOGY. Tut will at all times remain solely responsible for
----------------------
providing all technical support to HICS customers, HIP licensees, OEMs and to end users of the HomeRun Products. In connection with its technical support, Tut agrees to assist HICS customers and HIP licensees in the completion of Federal Communication Commission ("FCC") testing and approval, including but not limited to documentation (which shall include but is not limited to schematics and layouts) and consulting as required to assist in the approval of various HomeRun Technology based product offerings. Tut also agrees to provide technical support to HICS customers and HIP licensees to aid them in obtaining international governmental approvals (i.e., the approval of foreign country equivalents of the FCC), including but not limited to, documentation (which shall include but is not limited to schematics and layouts), and consulting as required to assist in the approval of various HomeRun Technology based product offerings in key international markets, including but not limited to the following and any others as mutually agreed upon between Microsoft and
Tut: Asia (the primary markets being Japan, China (including Hong Kong), Malaysia and Singapore); and Europe (the primary markets being:. England, France, Germany and Switzerland). Tut further agrees to make commercially reasonable efforts to provide, free of charge, technical support for dedicated pilot projects that Microsoft elects to initiate in order to showcase the HomeRun Technology and the HomeRun Products.


6. TUT'S SPECIFIC OBLIGATIONS AND MICROSOFT'S SPECIFIC RIGHTS WITH RESPECT TO
   --------------------------------------------------------------------------
THE HR1300HEC TECHNOLOGY.
------------------------

     (A) TUT'S EFFORTS TO LICENSE THE HR1300HEC TECHNOLOGY. Tut hereby agrees to use its best efforts to license the right to use the HR1300HEC Technology to the companies listed on the attached Exhibit G for incorporation into products those companies will market and sell to end users, specifically including the right to manufacture their own integrated circuits for inclusion in their own products. The foregoing licenses shall not, however, be required to include any right on behalf of such companies to further grant to other third parties sub-licenses or the right to sell standalone integrated circuits. The per unit royalties for the HR1300HEC Technology or derivatives or successors to be charged by Tut will be set by market conditions. Notwithstanding the foregoing, if:

          [*]

          (iii) at any time during the term of this Licensing and Cooperative Marketing Agreement, Tut breaches its obligations under Section 9.


then Microsoft shall receive from Tut, a perpetual, irrevocable, non-exclusive, real, worldwide license under Tut's copyrights, trade secrets, patents and other intellectual property and proprietary rights (a) to make, use, modify, create derivative works based upon, reproduce, import, distribute, license, offer to sell, and sell, rent or lease products based on the HR1300HEC Technology and the HomeRun Technology, and (b) to grant third parties (excluding, however, those companies listed in Exhibit H) the right to exercise any of the rights set forth in (a) above. [*]


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     [*]

     In the event Microsoft is alleging that condition (iii) has occurred, then Tut shall have thirty (30) days to cure such violation, and, in the absence of a timely cure, the license grant described in this Section 6(a) shall thereupon automatically be deemed to have been granted upon Microsoft's giving written notice to Tut that Microsoft is accepting the license.

     The HR1300HEC Technology and the HomeRun Technology that is covered by the foregoing license shall include, by way of example, the HomeRun reference designs and all related technical information necessary for producing, enhancing, modifying, maintaining and supporting the HomeRun Technology, including source code, mask works and technical specifications, and any updates thereto created by or for Tut during the term of this Licensing and Cooperative Marketing Agreement. All technical materials needed by Microsoft to exercise the foregoing license, including source code, mask works and technical specifications, shall be delivered to Microsoft within thirty (30) days of the license coming into effect.

     (b) ROYALTY PAYMENTS. In the event the license described in Section 6(a) is granted to Microsoft, Microsoft agrees to pay Tut a non-recoupable license fee of [*] within thirty (30) days of the license becoming effective and a royalty of [*] for each unit of product sold by Microsoft or any of its sublicenses or used by Microsoft or its sublicensees for business operations not related to the testing and production of products based upon this license, or any lower per unit royalty that is then being paid by any other Tut licensee. All payments due pursuant to the license granted Microsoft in Section 6(a) subsequent to the One Million Dollar non-recoupable license fee shall be made within forty five (45) days after the end of each calendar quarter with respect to which Microsoft owes Tut any royalties. Microsoft shall furnish Tut a statement together with payment for any amount shown thereby to be due to Tut. The royalty statement shall contain information sufficient to discern how the royalty payment was computed. In no event shall the license described in Section 6(a) come into effect before Microsoft affirmatively states in writing that it accepts the license and believes that either of both conditions (i) or (ii) described in Section 6(a) has occurred.

     (c) AUDIT RIGHTS. During the time period Microsoft is exercising the license rights granted in Section 6(a) and for three (3) years thereafter, Microsoft agrees to keep all usual and proper records and books of account and all usual and proper entries relating to HR1300HEC Technology efficient to substantiate the number of copies of products based on the HR1300HEC Technology distributed or otherwise disposed of by or for Microsoft. Microsoft shall maintain such records for itself and for each Microsoft licensee which exercises rights under this Licensing and Cooperative Marketing Agreement. In order to verify statements issued by Microsoft and Microsoft's compliance with the terms of this Licensing and Cooperative Marketing Agreement, upon thirty (30) days prior written notice to Microsoft, Tut may cause an audit to be made of Microsoft books and records. Any audit and/or inspection shall be conducted during regular business hours at Microsoft's facilities. Any audit shall be conducted by a nationally recognized independent certified public accountant selected by Tut (other than on a contingent fee basis). Microsoft agrees to provide Tut's designated audit or inspection team access to the relevant Microsoft records. Prompt


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be paid for by Tut unless material discrepancies are disclosed. "Material" shall mean more than five percent (5%) of the amount that was reported. If material discrepancies are disclosed, Microsoft agrees to pay Tut for the reasonable costs associated with the audit. In no event shall audits be made more frequently than annually, and in no event shall more than three (3) previous years be auditable.

7. MICROSOFT'S LICENSE GRANT TO TUT WITH RESPECT TO THE WINDOWS PRODUCTS.
   ---------------------------------------------------------------------
Microsoft hereby grants to Tut during the term of this Licensing and Cooperative Marketing Agreement, a personal, non-transferable, worldwide, limited license to reproduce and internally use in object code form, copies of the Windows Products solely as reasonably required for Tut to undertake the HomeRun Product and HomeRun Windows Driver development and testing described herein. Tut's use of copies of the Windows Products shall at all time be in accordance with the terms and conditions of the End User License Agreement which normally accompanies such products. Upon termination of this Licensing and Cooperative Marketing Agreement for any reason, Tut shall return to Microsoft or destroy all copies of the Windows Products made pursuant to this Section 7.

8. TUT'S LICENSE GRANT TO MICROSOFT WITH RESPECT TO THE HOMERUN WINDOWS DRIVERS.
   ----------------------------------------------------------------------------
Upon Microsoft's acceptance of a particular HomeRun Windows Driver pursuant to
Section 2(b) or (c), Tut shall be deemed to have granted to Microsoft, a perpetual, irrevocable, non-exclusive, worldwide, royalty-free license under Tut's copyrights, trade secrets, patents and other intellectual property and proprietary rights (a) to make, use, modify, create derivative works based upon, reproduce, import, distribute, license, offer to sell, and sell, rent or lease copies of the HomeRun Windows Driver, in source and object code form, and derivative works thereof; and (b) to license third parties to exercise the foregoing rights, including the right to license such rights to further third parties. Tut agrees to immediately deliver to Microsoft upon request, the source code for any HomeRun Windows Driver. In the event Microsoft has accepted a given HomeRun Windows Driver and its associated HomeRun Product, then Microsoft agrees to use commercially reasonable efforts to incorporate that HomeRun Windows Driver in the next major release of the applicable Windows Products.

9. COVENANTS. In partial consideration for the assistance Microsoft will be
   ---------
providing to the development of the HomeRun Technology, Tut agrees for a period of three (3) years from the Effective Date that Microsoft shall be the preferred operating system developer or operating system vendor with authorized access to information regarding the behavior of the algorithms and the software code underlying the HomeRun Technology and the HomeRun Products. [*] In the event that either the IEEE or ANSI elect at any time during the three year period to standardize the HomeRun Technology, then upon such standard becoming effective, the restrictions set forth above will automatically terminate; provided, however, that any material provided to Tut by Microsoft pursuant to Section 3 of this Licensing and Cooperative Marketing Agreement, shall remain at all times Microsoft proprietary and confidential information and no Microsoft confidential information shall be disclosed to IEEE or ANSI without Tut having received Microsoft's prior written permission for such disclosure. Without limiting Microsoft's remedies hereunder, the parties expressly agree that Microsoft may enforce the provisions of this
Section 9 by specific performance in an action for injunctive or other equitable relief.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10. PROMOTION AND PUBLIC ANNOUNCEMENT. Except as expressly set forth in the
    ---------------------------------
Marketing Agreement, the parties agree that the contents of all press releases or other public announcements or disclosure concerning the Transaction Documents and the relationship between the parties shall be made only with the consent of Tut and Microsoft prior to the release thereof. The foregoing notwithstanding, each party reserves the right to make such disclosures, whether in public filings or otherwise, as may be necessary in the judgment of such party's legal counsel and independent auditors after prior consultation with the other party with respect thereto, provided such party and its legal counsel and independent auditors comply at all times with the provisions of Section 1l of this Licensing and Cooperative Marketing Agreement.

11. CONFIDENTIALITY. All confidential information disclosed by either party
    ---------------
pursuant to this Transaction Documents, along with the terms and conditions of the Transaction Documents, shall be subject to the Non Disclosure Agreement dated August 29, 1996 between the parties, as modified by Section l0 of this Licensing and Cooperative Marketing Agreement.


12. TERM AND TERMINATION.
    --------------------

     (A) TERM. This Licensing and Cooperative Marketing Agreement shall take effect on the Effective Date and shall continue in effect for a period of two
(2) years unless such term is renewed by mutual agreement of the parties or is terminated in accordance with this Licensing and Cooperative Marketing Agreement.

     (B) TERMINATION BY MICROSOFT PURSUANT TO SECTIONS 2(b) AND (c). In the event Microsoft rejects a resubmitted HomeRun Product and/or HomeRun Windows Driver pursuant to either Section 2(b) or 2(c) and elects in its discretion to terminate this Licensing and Cooperative Marketing Agreement rather than grant an extension to the correction period, then any such decision by Microsoft to terminate this Licensing and Cooperative Marketing Agreement shall be effective immediately upon Microsoft's giving written notice of its election to terminate.

     (C) TERMINATION BY EITHER PARTY FOR CAUSE. Either party may terminate this Licensing and Cooperative Marketing Agreement immediately upon written notice at any time if the other party is in material breach of Licensing and Cooperative Marketing Agreement and fails to cure such breach within thirty (30) days after written notice thereof.

     (D) SURVIVAL/OBLIGATIONS UPON EXPIRATION OR TERMINATION. sections 1, 3, 5, 8, 11, 14, 15 and 16 shall survive any expiration of this Licensing and Cooperative Marketing Agreement or the termination of this Licensing and Cooperative Marketing Agreement pursuant to either Section 12(b) or (c). If the license referenced in Section 6 has been granted to Microsoft prior to either the natural expiration of this Agreement or a termination of this Agreement by either party, then Section 6 shall also survive such expiration or termination. If the license referenced in Section 6 has not been granted at the expiration or termination of this Agreement, then Section 6 will only survive if the cause of termination is a termination by Microsoft pursuant to either Section 12(b) or
(c). Furthermore, Section 9 shall only survive in the event of either the natural expiration of this Agreement or a termination of this Agreement by Microsoft pursuant to either Section 12(b) or (c).


13. REPRESENTATIONS WARRANTIES AND COVENANTS.
    ----------------------------------------

     (A) BY TUT. Tut represents, warrants and covenants that:

          (i) This Licensing and Cooperative Marketing Agreement, the Warrant Purchase and Equity Rights Agreement and all related agreements are legal, valid and binding agreements of Tut, each enforceable against Tut in accordance with its terms.

          (ii) No work or materials Tut develops, acquires or uses in connection with its performance under Licensing and Cooperative Marketing Agreement, including without limitation the HomeRun

     Technology, the HomeRun Products, the HomeRun Windows Drivers, and the HomeRun logo (if any), shall (i) infringe any copyright, patent, trade secret, trademark, moral right, or other proprietary or personal right held by any third party, (ii) contain any defamatory or unlawful statements, or
     (iii) contain any instructions that may cause harm or injury.

          (iii) All obligations owed to third parties with respect to the HomeRun Technology, the HomeRun Products, the HomeRun Windows Drivers, and the HomeRun logo (if any) and Microsoft's exercise of any rights therein as may be authorized in this Licensing and Cooperative Marketing Agreement, including, but not limited to, any payment of fees owed to third parties for the exercise of such rights, have been or will be satisfied and/or paid, and that Microsoft and its licensees shall in no event have any obligations with respect to any such third party fees.

          (iv) Tut will carry out its obligations hereunder in a professional manner and its work will be of a high grade, nature, and quality.

          (v) There is no pending or threatened claim or other dispute or investigation of any nature whatsoever concerning, affecting or relating to Tut or any of its property, which could result in a liability of Tut for $100,000 or more.

          (vi) Tut has not made any agreement or taken any action that may have caused any person or entity to become entitled to a commission or finder's fee as a result of or in connection with the Transaction Documents.

     (B) BY MICROSOFT. Microsoft represents, warrants and covenants that:

          (i) This Licensing and Cooperative Marketing Agreement, the Warrant Purchase and Equity Rights Agreement and all related agreements are legal, valid and binding agreements of Microsoft, each enforceable against Microsoft in accordance with its terms.

     (C) RELIANCE. The representations, warranties and covenants contained in this Licensing and Cooperative Marketing Agreement shall be deemed to have been relied upon by Microsoft and Tut respectively, regardless of any investigation made by Microsoft or Tut, and shall survive any expiration or termination of this Licensing and Cooperative Marketing Agreement, the Warrant Purchase and Equity Rights Agreement or any related agreement. THE REPRESENTATIONS AND WARRANTIES MADE IN THIS SECTION 13 ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES AND ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.


14. INDEMNITY. Tut shall indemnify, pay the defense costs of, and hold Microsoft
    ---------
and its successors, officers, directors, employees and licensees harmless from any and all actions, causes of action, claims, demands, costs, losses, liabilities, expenses and damages (including reasonable attorneys' fees) arising out of or in connection with any claim which, if true, would represent a breach by Tut of any of its representations, warranties, covenants or obligations under this Licensing and Cooperative Marketing Agreement or any related agreement. Microsoft agrees to consult with Tut with respect to the defense of any such actions, causes of action, claims or demands, provided that Microsoft shall at all times remain in the control of the defense of such actions, causes of action, claims, demands. Tut shall reimburse Microsoft on demand for any payment made by Microsoft in respect of any liability or claim to which the foregoing indemnity relates, and which has resulted in an adverse judgment against Microsoft or has been settled with the written consent of Tut. Prompt notice shall be given to Tut of any claim to which the foregoing indemnity relates. Nothing in this section is intended to limit or shall limit any obligation of Tut to Microsoft.

15. NOTICES. All notices, requests, demands, consents and other communications
    -------
required or permitted hereunder will be in writing and will be deemed to have been duly given when personally delivered m an officer of each party, or when such notice is received, certified mail return receipt requested, first-class postage prepaid, or when such notice is received by overnight commercial courier, by the intended recipient at the address specified below:


TO TUT:                                 TO MICROSOFT:
------                                  ------------

Tut Systems, Inc.                       Microsoft Corporation
2495 Estrand Way                        One Microsoft Way
Pleasant Hill, CA 94523-3911            Redmond, Washington, 98052-6399
Attn.: Nelson Caldwell                  Attn.: Group Vice President, Platforms
Telephone: 510 682-6510                 Telephone: (206) 882-8080
Fax: 510 682-4125                       Fax: (206) 936-7409


In all cases copies shall be sent to:
------------------------------------

Wilson, Sonsini, Goodrich & Rosati      Microsoft Corporation
650 Page Mill Road                      One Microsoft Way
Palo Alto, California 94304             Redmond, Washington, 98052-6399
Attn.: Jeff Herbst                      Attn: Law & Corporate Affairs
Telephone: 650 493-9300                 Telephone: (206) 882-8080
Fax: 650 493-6811                       Fax: (206) 936-7409

or to such other address as a party may from time to time designate in writing by written notice to the other party.


16. MISCELLANEOUS.
    -------------

     (a) NO PARTNERSHIP. Nothing in this Licensing and Cooperative Marketing Agreement or the Warrant Purchase and Equity Rights Agreement shall be construed as creating an employer-employee relationship, a partnership, a franchise, or a joint venture between the parties.

     (b) GOVERNING LAW AND VENUE/ATTORNEYS' FEES. This Licensing and Cooperative Marketing Agreement shall be governed by the laws of the State of Washington and Tut consents to jurisdiction and venue in the state or federal courts sitting in King County, Washington. In any action or suit to enforce any right or remedy under this Licensing and Cooperative Marketing Agreement or to interpret any provision of this Licensing and Cooperative Marketing Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

     (c) SEVERABILITY. In the event that any provision of this Licensing and Cooperative Marketing Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Licensing and Cooperative Marketing Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Licensing and Cooperative Marketing Agreement be enforced to the fullest extent permitted by applicable law.

     (d) PROHIBITION ON ASSIGNMENT. This Licensing and Cooperative Marketing Agreement shall not be assigned in whole or in any part by Tut except to a purchaser or assignee of the HomeRun Technology or to a successor in interest. This Licensing and Cooperative Marketing Agreement shall not be assigned in whole or in any part by Microsoft except to a subsidiary or affiliate under the direct control of Microsoft.

     (e) NO OFFER. This Licensing and Cooperative Marketing Agreement does not constitute an offer by either party and it shall not be effective until signed by both parties. This Licensing and Cooperative Marketing Agreement and the Warrant Purchase and Equity Rights Agreement constitutes the entire agreement between the parties with respect to all subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Licensing and Cooperative Marketing Agreement and signed on behalf of Tut and Microsoft by their respective duly authorized representatives.

     (F) MODIFICATION; WAIVERS. This Licensing and Cooperative Marketing Agreement may be modified or amended only with the written consent of Microsoft and Tut. Except as otherwise specifically provided herein, no delay on the part of either party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof; nor will any waiver on file part of either party hereto of any right, power or privilege hereunder operate as a waiver of any other fight, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.



IN WITNESS WHEREOF, the parties have executed this Licensing and Cooperative Marketing Agreement as of the dates shown below.



MICROSOFT CORPORATION                        TUT SYSTEMS, INC.


By (Sign) /s/ Paul Maritz                    By (Sign) /s/ Matthew Taylor
          -------------------                          ---------------------

Name (Print) Paul Maritz                     Name (Print) Matthew Taylor
             ----------------                             ------------------

Title Group VP                               Title Chairman
      -----------------------                      -------------------------

Date 8/27/97                                 Date 8/27/97
     ------------------------                     --------------------------

                                   EXHIBIT A
                                   ---------

                     DESCRIPTION OF THE HOMERUN TECHNOLOGY
                     -------------------------------------

HomeRun enables a home-based 1.3 Mbps Ethernet LAN using existing single-pair residential wiring. External or internal PC card HomeRun network adapters connect between the computer and any standard RJ-11 telephone jack. HomeRun uses frequency division multiplexing, allowing networking signals and standard telephone service to co-exist transparently on the same wires. HomeRun supports most wiring topologies with less than 500 feet between any two devices. HomeRun does not require any special terminations, filters or splitters. The core HomeRun technologies consist of Time Modulation line code (TM32), noise suppression circuits, and collision sensors.

HOME SCENARIO HIGHLIGHTING THE HR1300T EXTERNAL ADAPTER


                      [FLOORPLAN OF HR1300T APPEARS HERE]


HOME SCENARIO SHOWING HR1300ISA NETWORK INTERFACE CARDS


         [FLOORPLAN OF HR1300ISA NETWORK INTERFACE CARDS APPEARS HERE]

                                   EXHIBIT B
                                   ---------


                    DESCRIPTION OF THE HR1300HEC TECHNOLOGY
                    ---------------------------------------


                                      [*]




[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C
                                   ---------


                     INITIAL HOMERUN PRODUCT SPECIFICATIONS
                     --------------------------------------

                                      [*]



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      [*]




[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT D
                                   ---------


    SUBSEQUENT HOMERUN PRODUCTS TO BE DEVELOPED BY TUT UNDER THIS AGREEMENT
    -----------------------------------------------------------------------

                                      [*]



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT E
                                   ---------


                              MARKETING AGREEMENT

OVERVIEW
--------
HomeRun's ability to use the existing residential wiring as a home LAN will assist. Microsoft in its goal of information-sharing solutions in home networks. Microsoft's Consumer Windows Group ("CWG") will work with Tut to incorporate their joint message into the marketing programs for products that can take advantage of Tut technology

ELEMENTS OF THE MARKETING AGREEMENT
-----------------------------------
Microsoft and Tut agree that the following list constitutes the four general areas in which the companies will focus on working together:

1. MEDIA RELATIONS - publicize the product offerings and the companies' relationship (Tut's position as a Microsoft key consideration for in-home networking over residential wiring).
2. WEBSITE LINKAGE - create references to Tut's products and embed links to Tut's web site at appropriate location(s) on Microsoft's website to inform customers about Tut's HomeRun Product
3. GENERAL MARKETING - introduce Tut to key channels and field contacts within Microsoft
4. SPECIFIC PRODUCT MARKETING ACTIVITIES - execute marketing activities around Tut's HomeRun

MUTUAL MARKETING OBLIGATIONS
----------------------------
The following are activities that both parties will commit to on behalf of the marketing agreement:

MEDIA RELATIONS
 . Both parties will provide their respective public relations agency product information on Tut and related Microsoft systems products, as the case may be, to satisfy requests for information.
 . Both parties will participate in joint calls regarding the companies' relationship and the products to a mutually agreed upon set of press representatives, industry analysts, and product reviewers.
 .  Both parties will provide a general quote to be used in their respective general media relations' activities.
 .  Both parties will include each other's products in PR talking points, as appropriate.
 . Both parties will incorporate their respective product information (one-page fact sheet) in appropriate press briefing materials


GENERAL MARKETING
 .  CWG will attempt to include Tut in one or more Microsoft Partner Pavilions at appropriate trade shows, e.g. N+I, with expenses paid by Tut.
 .  CWG will send email introducing Tut to key Microsoft sales/channel contacts.
 . Both parties will include an announcement of their cooperation in appropriate activities announcements

WEB SITE
 . Both parties' websites will publish content provided by each other such as products, case studies, and white papers, subject to mutual approval, or will provide link to such content on their respective site.
 . Both parties website will provide reference to their respective products or related efforts on an appropriate page

SPECIFIC PRODUCT MARKETING ACTIVITIES
 . In order to facilitate progress in home networking, CWG agrees to provide introduction and appropriate assistance in approaching the following OEM and potential cooperative parties in the specified time frame, whereas Tut will make any commercially reasonable effort to engage these companies for their respective products/technology.

   .  Compaq
   .  International Business Machines
   .  Intel


   --------------------
   .  Philips
   .  Sony
   .  AT&T Wireless Services
   .  HP
   .  Mitsubishi


   --------
   .  AT&T Worldnet
   .  Cisco
   .  Dell
   .  Gateway
   .  GTE
   .  Hughes Direct TV
   .  Hybrid Networks
   .  NEC
   .  Nynex
   .  3 Com
   .  Toshiba
   .  US West
   .  Worldcom
   .  Bell Atlantic
   .  TCI
   .  Comcast

 .  Pilot HomeRun Product Installations
   . Microsoft will cooperate with Tut Systems on a showcase installation of Initial HomeRun Products, and in addition Microsoft will cooperate with Tut Systems on a minimum of two additional demonstration implementations of Initial HomeRun Products.

Sales Tools
-----------
 . Microsoft and/or Tut, as case may be, will use commercially reasonable efforts to provide or deliver the following Sales Tools, as described below:

------------------------------------------------------------------------------------------------------------------------------------
 SALES TOOL                        DESCRIPTION                                     AUDIENCE          OWNER       DATE
------------------------------------------------------------------------------------------------------------------------------------
 Web Site                          Section of tutsys.com and microsoft.com         OEMs, SPs, ISPs   Tut, MS     Within 90 days of
                                   featuring product information and                                             Effective Date
                                   cross-references
------------------------------------------------------------------------------------------------------------------------------------
 Demonstration                     Web Site demonstration, script to highlight     OEMs, SPs         Tut         October 1997
                                   key features of HomeRun product, related
                                   technology
------------------------------------------------------------------------------------------------------------------------------------
 Evaluation                        Demonstration versions of HomeRun               OEMs
 versions of                       products(HR 1300 ISA and HR 1300 T) for                           Tut         September 1997
 HomeRun Product                   evaluation and demonstration purposes
------------------------------------------------------------------------------------------------------------------------------------
 Datasheet                         Product positioning and information.            OEMs, VARs        Tut         October 1997
------------------------------------------------------------------------------------------------------------------------------------
 Strategy White                    MS and TUT will jointly draft a Home            OEMs SPs          Tut & MS    October 1997
 Paper                             Networking, Connectivity Strategy White Paper
------------------------------------------------------------------------------------------------------------------------------------
 Reviewers Guide                   Complete description of HomeRun product         OEMs SPs          Tut         November 1997
                                   features in the context of CWG activities                                     January 1998
------------------------------------------------------------------------------------------------------------------------------------
 Deployment Guide                  Deployment Guide for residential customers:     SPs, ISPs         Tut/MS      January 1998
                                   how to plan, and implement this technology
------------------------------------------------------------------------------------------------------------------------------------
 Training materials                In-depth technical training materials that      SPs               Tut/MS      November 1997
                                   will outline installation, troubleshooting,
                                   upgrades, etc. for Solution Providers or any
                                   other entities that will install and/or
                                   service this technology
------------------------------------------------------------------------------------------------------------------------------------
 Case Studies                      Case study to be based on initial HomeRun       SPs, ISPs         Tut/MS      February 1998
                                   product installations, such as those noted
                                   above
------------------------------------------------------------------------------------------------------------------------------------
 Business                          High level guide for this category of           SPs, ISPs         Tut/MS      November 1997
 Managers Guide                    technology and/or installations,
 for services
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT F
                                   ---------

                                   TIMETABLE



                                      [*]



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT G
                                   ---------


                                      [*]



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT H
                                   ---------


                                      [*]



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT I
                                   ---------

                  WARRANT PURCHASE AND EQUITY RIGHTS AGREEMENT



     THIS WARRANT PURCHASE AND EQUITY RIGHTS AGREEMENT dated August 28/th/, 1997 (the "Warrant Purchase and Equity Rights Agreement"), is made by and between TUT SYSTEMS, INC., a California corporation (the "Corporation"), and MICROSOFT CORPORATION, a Washington corporation ("Microsoft").

     WHEREAS, the Corporation wishes to sell to Microsoft, and Microsoft wishes to acquire from the Corporation, a Series G Preferred Stock Purchase Warrant, in the form of Attachment 1 (the "Warrant"), to purchase an aggregate of 2,667,343 shares of Series G Preferred Stock, of the Corporation, upon the terms and conditions hereinafter set forth.

     WHEREAS, the Warrant is being issued to Microsoft in connection with the Licensing and Cooperative Marketing Agreement dated the date hereof, between the Corporation and Microsoft (the "Licensing and Cooperative Marketing Agreement").

     NOW THEREFORE, in consideration of the mutual benefits to be derived from this Warrant Purchase and Equity Rights Agreement and of the representations, warranties, conditions and promises hereinafter contained, the parties hereby agree as follows:


                                   ARTICLE I
                              ISSUANCE OF WARRANT


     Simultaneously herewith, the Corporation is issuing and delivering the Warrant to Microsoft as an inducement to and in consideration of Microsoft entering into the Licensing and Cooperative Marketing Agreement.


                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION


     The Corporation represents and warrants to Microsoft and agrees that:

     2.1  Organization; Good Standing The Corporation is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of California and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the Corporation, and has the corporate power and authority to own and lease its properties, to carry on its business as presently conducted, and to execute, deliver and perform its obligations under this Warrant Purchase and Equity Rights Agreement and the Warrant.

     2.2.  Due Authorization The execution, delivery and performance of this
           -----------------
Warrant Purchase and Equity Rights Agreement and the Warrant have been duly authorized by all requisite corporate action by the Corporation and will not violate or result in a breach of any provision of any law, statute, rule or regulation, any order of any court or other agency, the Certificate of Incorporation (the "Charter") or Bylaws of the Corporation (the "Bylaws") or any other agreement or understanding, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the properties or assets of the Corporation.

     2.3.  Binding Obligation; No Consents This Warrant Purchase and Equity
           -------------------------------
Rights Agreement and the Warrant have been duly executed and delivered by the Corporation and constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their respective terms. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is necessary for the execution, delivery and performance of this Warrant Purchase and Equity Rights Agreement or the Warrant or for the issuance of the shares of Common

Stock issued upon exercise of the Warrant (the "Warrant Shares") other than those required under applicable federal and state securities laws (the "Securities Consents and Filings"). The Corporation covenants and agrees to make and obtain all required Securities Consents and Filings within the applicable statutory periods prescribed for such consents and filings.

     2.4.  Capitalization The authorized capital stock of the Corporation
           --------------
consists of 30,000,000 shares of Preferred stock, of which 24,810,612 million shares are issued and outstanding on the date hereof; and 45,000,000 shares of Common Stock, of which 678,676 shares (excluding nominal shares issued in exercise of employee options since July 25, 1997) are issued and outstanding on the date hereof. All of the issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully-paid and non-assessable, and there are no preemptive rights or cumulative voting rights with respect thereto. On the date hereof, 1,248,691 shares of Common Stock were reserved for future issuance under the Corporation's employee stock option plan (the "Plan"). On the date hereof there were no outstanding options, warrants, or other securities convertible into or exchangeable for shares of the Corporation's equity securities other than options outstanding under the Plan.

     2.5.  Litigation, Etc There are no material (i) actions, suits, claims,
           ---------------
investigations or legal or administrative proceedings pending against the Corporation or any of its subsidiaries relating to or affecting the Corporation, whether at law or in equity, or before or by any governmental authority or arbitrator, which if determined adversely against the Corporation or any of its subsidiaries could reasonably be expected to materially adversely affect the business, results of operations, financial condition, assets, liabilities or prospects of the Corporation and its subsidiaries, taken as a whole, or
(ii) judgments, decrees, injunctions or orders of any governmental authority or arbitrator against the Corporation or any of its subsidiaries that could reasonably be expected to materially adversely affect the business, results of operations, financial condition, assets, liabilities or prospects of the Corporation and its subsidiaries, taken as a whole.

     2.6.  Financial Information. The Corporation has delivered to Microsoft
           ---------------------
copies of the Company's audited financial statements at and for the years ended December 31, 1994, 1995 and 1996 and unaudited financial statements for each of the first two full quarters of 1997 (collectively, the "Financial Statements"). The Financial Statements arc complete and correct, in accordance with the books and records of the Corporation and present fairly the financial condition and results of operations of the Company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, with the exception that the unaudited interim financial statements omit footnotes and typical year end adjustments necessary for compliance with GAAP.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF MICROSOFT


     Microsoft represents and warrants to the Corporation that:

     3.1.  Organization Microsoft is a corporation duly organized validly
           ------------
existing and in good standing under the laws of the State of Washington and has the corporate power and authority to execute, deliver and perform its obligations under this Warrant Purchase and Equity Rights Agreement

     3.2.  Due Authorization The execution, delivery and performance of this
           -----------------
Warrant Purchase and Equity Rights Agreement have been duly authorized by all requisite action by Microsoft.

     3.3.  Binding Obligation; No Consents This Warrant Purchase and Equity
           -------------------------------
Rights Agreement constitutes a valid and legally binding obligation of Microsoft, enforceable in accordance with its terms. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is necessary for the execution, delivery and performance of this Warrant Purchase and Equity Rights Agreement by Microsoft.

     3.4.  Investment Representations
           --------------------------

          (a) Microsoft is acquiring the Warrant hereunder and will acquire Warrant Shares upon the exercise of the Warrant for its own account, for investment and not with a view to the distribution thereof.

          (b) Microsoft understands that the Warrant and Warrant Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

          (c) Microsoft understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Microsoft) promulgated under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

          (d) Microsoft is an "accredited investor" (as such term is defined in Rule 501(a) promulgated under the Securities Act).


                                   ARTICLE IV

                          COVENANTS OF THE CORPORATION


     The Corporation hereby covenants and agrees with Microsoft as follows:

     4.1  Shareholder Rights Agreement. Upon the execution of the Warrant,
          ----------------------------
Microsoft shall become a party to the Third Amended and Restated Shareholders' Rights Agreement dated as of July 1, 1996, by and among the Company and the persons or entities who are signatories thereto (the "Rights Agreement"), or any substitute or successor agreement thereto which is substantially similar to the Rights Agreement, with full rights as a "Shareholder" thereunder.

     4.2  Right of First Refusal on Sale of Corporation. During the period
          ---------------------------------------------
commencing on the date hereof and ending on the earlier to occur of (1) the closing of an underwritten initial public offering of the Company's common stock and (2) the later to occur of (i) the natural termination of the Licensing and Cooperative Marketing Agreement and (ii) the termination of the survival of
Section 9 of the Licensing and Cooperative Marketing Agreement (the "Refusal Period"), in the event that the Corporation or any shareholder, officer, director, agent, representative or affiliate which individually or together with any other Person (as defined below) or group controls the Corporation (each a "Control Person" and collectively, the "Control Persons") receives an offer from any Person set forth on Exhibit I to the Licensing and Cooperative Marketing Agreement (each a "Specified Person" and collectively, the "Specified Persons") to engage in an Acquisition Transaction (as defined below), the Corporation shall promptly notify Microsoft in writing of such offer along with all of the material terms and conditions thereof; including, but not limited to, the identity of the offeror, nature of the transaction, price, nature of the consideration and timing for closing. During the term of this Warrant Purchase and Equity Rights Agreement, the Corporation shall use all commercially reasonable efforts to ensure that none of the Control Persons takes or causes or permits any Person to take, directly or indirectly, any of the following actions with any Specified Person unless such actions concurrently are undertaken with
Microsoft: solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of the Corporation's business, assets (including its HomeRun Technology (as defined in the Licensing and Cooperative Marketing Agreement)), stock or other equity interest, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"). If at any time during the Refusal Period the Corporation (or to the extent the Corporation is able to influence them, the Control Persons) should desire to enter into or execute any agreement with any Specified Person relating to an Acquisition Transaction, the Corporation (or to the extent the Corporation is able to influence them, the Control Persons) shall first offer Microsoft the same opportunity proposed with respect to the Specified Person, and if Microsoft agrees to substantially the same economic terms and conditions proposed with respect to such Specified Person within thirty (30) days after Microsoft's receipt of written notice of such opportunity, then the Corporation (and/or each applicable Control Person) will enter into or execute such proposed agreement with Microsoft rather than the respective Specified Person. For purposes of this Warrant Purchase and Equity Rights Agreement, the term "Person" shall mean any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, co-operative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such a Person as the context may require.

     4.3  Information and Board Observer. Immediately upon exercise of the
          ------------------------------
Warrant and for so long as Microsoft owns Warrant Shares (as defined in the Warrant), or securities issued upon conversion or exchange thereof, representing at least 50% of the total Warrant Shares for which rights to re vest under
Section 1.1 of the Warrant: (a) the Corporation will provide to Microsoft copies of all correspondence, documents and other information and materials provided to members of the Corporation's board of directors in connection with their service as directors; (b) the Corporation will make available to Microsoft copies of all correspondence, documents and other information and materials made available to members of the Corporation's board of directors in connection with their service as directors; and (c) the Corporation will notify Microsoft of all meetings (official and unofficial) of the Corporation's board of directors (and all meetings, official and unofficial, of any committee of such board), in the same manner and at the same time as the Corporation notifies the members of said board (or committee, if applicable), and the Corporation will permit a representative of Microsoft, designated by Microsoft, to attend all such meetings as an observer. Prior to disclosure of any confidential and proprietary information disclosed to Microsoft's designated board meeting representative pursuant to this Section 4.3, such representative will enter into a confidentiality and non-disclosure agreement reasonably acceptable to the Corporation and Microsoft.


                                   ARTICLE V

                                 MISCELLANEOUS


     5.1.  Amendment, Modification or Waiver This Warrant Purchase and Equity
           ---------------------------------
Rights Agreement shall not be altered or otherwise emended except pursuant to an instrument in writing signed by each of the parties hereto.

     5.2.  Entire Agreement; Content of Exhibits This Warrant Purchase and
           -------------------------------------
Equity Rights Agreement, the Exhibits attached hereto and the Licensing and Cooperative Marketing Agreement contain the entire agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties with respect thereto.

     5.3.  Descriptive Headings Descriptive headings are for convenience only
           --------------------
and shall not control or affect the meaning or construction of any provision of this Warrant Purchase and Equity Rights Agreement.

     5.4.  Counterparts This Warrant Purchase and Equity Rights Agreement may be
           ------------
executed in two counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     5.5.  Governing Law This Warrant Purchase and Equity Rights Agreement shall
           -------------
be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws principles.

     5.6.  Benefits of Agreement All the terms and provisions of this Warrant
           ---------------------
Purchase and Equity Rights Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Warrant Purchase and Equity Rights Agreement shall not be assignable by any party hereto without the consent of the other party hereto.

     IN WITNESS WHEREOF, each of the parties has caused this Warrant Purchase and Equity Rights Agreement to be executed on its behalf as of the date first above written.

                              TUT SYSTEMS, INC.


                              By /s/ Matthew Taylor
                                ------------------------------
                                 Name: Matthew Taylor
                                 Title: Chairman


                              MICROSOFT CORPORATION


                              By /s/ Paul Maritz
                                ------------------------------
                                 Name: Paul Maritz
                                 Title: Group V.P.

                                 ATTACHMENT 1
                                 ------------

                                    WARRANT
                                    -------

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A)SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES' LAW, OR (B)THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

WARRANT NO. M-1                                                  AUGUST 27, 1997


                               TUT SYSTEMS, INC.

                   SERIES G PREFERRED STOCK PURCHASE WARRANT

     Tut Systems, Inc., a California corporation (the "Company"), hereby grants to Microsoft Corporation, a Washington corporation ("Microsoft"), or its registered assigns or transferees (Microsoft and each such assign or transferee being referred to herein as a "holder" and collectively as the "holders") the right to purchase, at any time and from time to time on and after the date hereof until the earliest to occur of (i) five years from Original Issue Date,
(ii) the closing of any consolidation or merger of the Company with another entity in which the Company is not the surviving entity or the sale of all or substantially all of the Company's assets to another person or entity (a "Sale Transaction") or (iii) the closing of an underwritten initial public offering of the Company's Common Stock (the "IPO") (the "Expiration Date"), up to 2,667,343 fully paid and non-assessable shares of Series G Preferred Stock of the Company (the "Preferred Stock"), on the terms and subject to the conditions set forth below. The Company shall be obligated to provide holder with written notice of any Sale Transaction or IPO at least 30 days prior to closing or consummation thereof. References herein to "Common Stock" shall refer to the Company's common stock, of no par value per share, and any other class of equity security of the Company (whether designated as preferred or common stock) for or into which the Series G Stock is or becomes convertible or exchangeable. References herein to the term "Stock" shall mean and include the Company's authorized preferred and common stock of any class or classes and any securities convertible into or exchangeable for such stock.

          This Series G Preferred Stock Purchase Warrant (hereinafter, this "Warrant") was originally issued by the Company in connection with the Licensing and Cooperative Marketing Agreement (the "Licensing and Cooperative Marketing
Agreement") on August     , 1997 (the "Original Issue Date"). Microsoft
acknowledges that the Company intends to conduct an offering of Series G Preferred Stock which is expected to close on or prior to December 31, 1997 (the "Series G Offering"). In the event the Company does not raise a minimum of $1,000,000 in the Series G Offering prior to the earlier to occur of (i) one year from the Original Issue Date or (ii) thirty days prior to the Expiration Date (the "Designation Date"), the Company covenants and agrees to effect a designation of Series G Preferred Stock (or Series H Preferred Stock in the event the Company has already created a Series G, in which case all references herein to Series G Preferred Stock shall be deemed to be Series H Preferred Stock) with rights and preferences equal to and substantially similar to the Company's Series F Preferred Stock in all respects. At no time shall one Series G Preferred Share be convertible into less than one Common Share.

1.  Exercise and Vesting of Warrant.
    -------------------------------

          1.1  Exercise and Vesting. Subject to adjustment as hereinafter
               --------------------
provided, the rights represented by this Warrant are exercisable at a price per share (thc "Exercise Price") of Preferred Stock issuable hereunder (hereinafter, "Warrant Shares") equal to the lower of (i) $2.50 and (ii) the per share sales price of Series G Preferred Stock sold by the Company in the Series G Offering if the Company raises a minimum of $1,000,000 in the Series G Offering on or prior to the Designation Date. In the event the Company does not raise a minimum of $1,000,000 in the Series G Offering on or prior to the Designation Date, the Exercise Price shall be $2.50, The Exercise Price shall be payable in cash or by certified or official bank check as hereinafter provided or in accordance with
Section 1.2 below. Rights to purchase the Warrant Shares hereunder shall vest and become exercisable on the following dates (each a "Vesting Date"): (i) rights to acquire 30% of the Warrant Shares shall vest and become exercisable on the date of the public announcement by the Company and Microsoft of the Licensing and Cooperative Marketing Agreement and the relationship created thereby if such announcement is made on or prior to October 31, 1997, (ii) rights to acquire 40% of the Warrant Shares shall vest and become exercisable upon the signing of a letter of intent or a definitive agreement with any of the companies listed on Exhibit G to the Licensing and Cooperative Marketing Agreement if such signing occurs on or prior to December 31, 1997, and (iii) rights to acquire 30% of the Warrant Shares shall vest and become exercisable upon initiation of the Home Run showcase detailed in the Marketing Agreement (as defined in the Licensing and Cooperative Marketing Agreement) if begun by December 31, 1997. Upon the request of the holder, the Company agrees to furnish following each Vesting Date a certificate signed by the Chief Financial Officer of the Company which certifies the number of vested Warrant Shares and Exercise Price hereunder. Notwithstanding the foregoing, no Warrant Shares shall vest following such time as the Licensing and Cooperative Marketing Agreement is terminated by the Company in accordance with Section 12(c) thereof.

     Upon surrender of this Warrant with a duly executed Notice of Exercise in the form of Annex A hereto, together with payment, if applicable, of the.
            -------
Exercise Price for the Warrant Shares purchased, at the address specified in
Section 9 below or at such other address as the Company shall have advised the holder in writing (the "Designated Office"), the holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The Company agrees that the Warrant Shares shall be deemed to have been issued to the holder as of the close of business on the date on which this Warrant shall have been surrender together with the Notice of Exercise and payment, if applicable, for such Warrant Shares. In lieu of issuance of fractional shares hereunder, the Company shall upon exercise hereof promptly pay in cash or by Company check to the holder the difference between the proportional fraction of the Exercise Price and the proportional fraction of the Current Market Price (as defined in Section l.2(c) hereof) of a share of Preferred Stock.

          1.2  Right to Convert. In the event, and only in the event, the
               ----------------
Company raises a minimum of $1,000,000 in the Series G Offering at a valuation of $2.50 or more per share prior to the Designation Date, holder shall have the following rights set forth in this Section 1.2 (a) Subject to the vesting schedule set forth in Section 1.1, at any time or from time to time on or prior to the Expiration Date when the Exercise Price shall be less than the Current Market Price (as defined in Section 1.2(c)) of a share of Preferred Stock, the holder of this Warrant shall also have the right to convert this Warrant or any portion thereof (the "Conversion Right"), without payment by the holder of this Warrant of the Exercise Price or any other consideration, into shares of Preferred Stock as provided in this Section 1.2. Upon exercise of the Conversion Right with respect to a particular number of Warrant Shares (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant (without payment by the holder of this Warrant of the Exercise Price or any other consideration) that number of shares of Preferred Stock equal to the quotient obtained by dividing (x) the difference between (1) the product of (A) the Current Market Price of a share of Preferred Stock by (B) the number of Converted Warrant Shares and (2) the product of (A) the Exercise Price multiplied by (B) the number of the Converted Warrant Shares, in each case as of the Conversion Date (as defined by Section 1.2(b)), by (y) the Current Market Price of a share of Prefer Stock on the Conversion Date. No fractional Warrant Shares shall be issuable upon exercise of the Conversion Right, and if the number of Warrant Shares to be issued determined in accordance with the following formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the Current Market Price of the resulting fractional Warrant Share on the Conversion Date.

                                 Page 31 0f 40

          (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant as provided in Section 1.1, together with a written statement specifying that the holder of this Warrant thereby intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares which are covered by the exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Corporation of this Warrant, together with the aforesaid written statement, or on such later date as is specified therein (the "conversion Date"). The Corporation shall issue to the holder of this Warrant as of the Conversion Date a certificate for the Warrant Shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant.

          (c) The term "Current Market Price" for the Preferred Stock as of a specified date shall mean: (i) if the Preferred Stock is Publicly Traded on such date, the average current market price over the preceding 20 trading days (as reported on the principal stock exchange or quotation system on which the Preferred Stock is listed or quoted); (ii) if the Common Stock is Publicly Traded on such date, the average current market price over the preceding 20 trading days (as reported on the principal stock exchange or quotation system on Which the Common Stock is listed or quoted) divided by the then current exchange ratio for conversion of each share of Preferred Stock into Common Stock (for purposes of clarity, if the average current market price of the Common Stock is $10 and each share of Preferred Stock is convertible into two shares of Common Stock, the Current Market Price of the Preferred Stock would be $20 ($10 divided by 0.5)); or (iii) if the Preferred Stock or Common Stock is not publicly traded on such date, the greater of the book value (determined in accordance with GAAP) and the value per share of Preferred Stock as of such date mutually determined between the Company and the holder, provided that in the event the Company and the holder are unable to agree on the Current Market Price, the determination shall be submitted to and determined by an investment banking firm of recognized standing selected and paid for by the Company and the holder. In reference to any equity security of the Company, the term "Publicly Traded" shall mean the security is listed on a national securities exchange, the Nasdaq Stock Market or traded in the over-the-counter market.

     2.   Transfer, Issuance of Stock Certificates; Restrictive Legends.
          -------------------------------------------------------------

          2.1.  Transfer. This Warrant and the rights conferred hereby shall be
                --------
transferable by the holder only with the prior written consent Of the Company, which consent shall not be unreasonably withheld (provided the Company may withhold consent to transfer to any person or entity who or which is not an affiliate of the holder). Any transfer in violation of the provisions of this
Section 2 shall be void and of no force or effect. Subject to compliance with the restrictions on transfer set forth in this Section 2, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the repay to be maintained for such person, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the holder or its agent
                       -------
or attorney. Upon such surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assigner a new Warrant evidencing the portion of this Warrant not so assigned, if any. A Warrant, if properly assigned in compliance with the Provisions hereof, may be exercised by the new holder for the purchase of Warrant Shares without having a new Warrant issued. All Warrants issued upon any assignment of Warrants in compliance with this Section 2 shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits as the Warrants surrendered upon such registration of transfer or exchange.

          2.2  Stock Certificates. Certificates for the Warrant Shares shall be
               ------------------
delivered to the holder within a reasonable time after the rights represented by this Warrant shall have been exercised pursuant to Section 1, and a new Warrant representing the share, shares or fraction of a share of Preferred Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder within such time. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax that may be payable in respect thereof; provided, however, that the Company shall not be required to
                 --------  -------
pay any income tax to which the holder hereof may be subject in connection with the issuance of this Warrant or the Warrant Shares.

          2.3.  Restrictive Legends. (a) Except as otherwise provided in this
                -------------------
Section 2, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B)THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH PROPOSED TRANSFER, IS EXEMPT FROM THE REGISTRA-TION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

          (b) Except as otherwise provided in this Section 2, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECCTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

Notwithstanding the foregoing, the legend requirements of this Section 2.3 shall terminate as to any particular Warrant or Warrant Share when the Company shall have received from the holder thereof an opinion of counsel in form and substance reasonably acceptable to the Company that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 23 shall terminate, the holder hereof or of Warrant Shares, as the case may be, shall be entitled to receive from the Company without cost to such holder a new Warrant or certificate for Warrant-Shares of like tenor, as the case may be, without such restrictive legend.

     3.   Adjustment of Number of Shares; Exercise Price, Nature of Securities
          --------------------------------------------------------------------
          Issuable Upon Exercise of Warrants.
          ----------------------------------

          3.1  Exercise Price, Adjustment of Number of Shares. The Exercise
               ----------------------------------------------
Price set forth in Section 1 hereof and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

          3.2  Reorganization or Reclassification. If any capital reorganization
               ----------------------------------
or reclassification of the capital stock of the Company (collectively referred to as a "Reorganization Transaction") shall be effected in such a way that holders of Preferred Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Preferred Stock, then, as a condition of such Reorganization Transaction, lawful and adequate provisions shall be made whereby the holder of this Warrant shall the after have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Reorganization Transaction with respect to or in exchange for the number of shares of Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Reorganization Transaction, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant) shall the thereafter be applicable, as nearly as may be, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

          3.3  Stock Splits, Stock Dividends and Reverse Stock Splits. In case
               ------------------------------------------------------
at any time the Company shall subdivide its outstanding shares of Preferred Stock into a greater number of shares, or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Preferred Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Preferred Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

          3.4   Company to Prevent Dilution. In case at any time or from time to
                ---------------------------
time conditions arise by reason of action taken by the Company which are not adequately covered by this Section 3 and which would cause or trigger antidilution rights under the Rights Agreement (as defined in Section S hereof), the Company shall make an appropriate and corresponding adjustment to the rights hereunder so as to preserve, without dilution, the exercise rights of the holder hereof. In the event that the holder disputes such adjustment, the holder shall be entitled to select an additional fm of independent certified public accountants of national standing and paid for by the holder to calculate such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make the adjustments described therein.

          3.5  Accountant's Certificate. In each case of an adjustment in the
               ------------------------
Exercise Price, number of Warrant Shares or other stock, securities or property receivable upon the exercise of this Warrant, the Company shall compute, and upon the holders request and pen shall cause independent public accountants of recognized standing selected by the Company and reasonably acceptable to the holder to certify such computation, such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the number of shares of Preferred Stock of each class outstanding or deemed to be outstanding, (b) the adjusted Exercise Price and (c) the number of Warrant Shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to the holder hereof. In the event that the holder dispute such adjustment, the holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the holder to certify such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make the adjustments described therein.

      4.   Registration; Exchange and Replacement of Warrant; Reservation of
           -----------------------------------------------------------------
Shares.
------

          The Company shall keep at the Designated Office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

          The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Section 4.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant without requiting the posting of any bond or the giving of any security.

          On and after the Designation Date (or as soon thereafter as reasonably practicable), the Company shall at all times reserve and keep available out of its authorized shares of Preferred Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Preferred Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, if applicable, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

     5.  Registration of Preferred Stock. The Warrant Shares issued and issuable
         -------------------------------
hereunder shall be deemed "Registrable Securities" under the Third Amended and Restated Shareholders' Rights Agreement dated as of July 1, 1996 by and among the Company and the persons or entities who are signatories thereto (the "Rights Agreement"), or any substitute or successor agreement thereto which is substantially similar to the Rights Agreement, and the holder shall become a party to such Rights Agreement as soon as reasonably practicable after the Designation Date. The Company represents and warrants to the holder that the Company is not a party to any agreement that conflicts in any manner with the holder's rights to cause the Company to register the Registrable Securities pursuant to the Rights Agreement and this Section 6.1. The Company covenants and agrees that it shall not, without the prior written consent of the Shareholders holding a majority of the outstanding Registrable Securities, amend, modify or restate the Rights Agreement or grant to any third party rights of a similar nature as those set forth in the Rights Agreement if the rights of the Shareholders would be subordinated, diminished or otherwise adversely affected in a different manner other than "Holders" of Registrable Securities. Capitalized terms used in this Section 5 but not otherwised defined in this Warrant have the meanins set forth in the Rights Agreement.

     6.   Company Information.
          -------------------

          Until the termination of the registration rights referred to in
Section 5, the Company shall deliver to each holder hereof or of Warrant Shares one copy of each of the following items:

          (i) as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, its Form 10-Q as filed with the Commission for such quarter or if the Company is not publicly traded its unaudited interim consolidated balance sheets of the Company and its subsidiaries as at the end of such quarter and the related consolidated statements of income, cash flow and stockholders' equity of the Company and its subsidiaries for the period from the beginning of the current fiscal year to the end of such quarter, all in reasonable detail and certified by a principal financial officer of the Company, as prepared in accordance with GAAP consistently applied (subject to year end adjustments and the absence of footnotes), and fairly presenting the consolidated financial position and results of operations of the Company and its subsidiaries for such periods;

          (ii) within one hundred and twenty (120) days after the end of each fiscal year of the Company, its Form 10-K as filed with the Commission for such fiscal year or if the Company is not publicly traded its consolidated balance sheets of the Company and its subsidiaries as at the end of such year and the related consolidated statements of income, cash flow and stockholders' equity of the Company and its subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing selected, by the Company, which report shall state that such consolidated financial statements present fairly the financial position of the Company and its subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and

          (iii) promptly upon their becoming available, copies of all financial statements, reports, proxy statements, notices, documents or other communications sent or made available generally by the Company to any class of its security holders or by any subsidiary of the Company to any class of its security holders.

     7.   Notices.
          -------

     All notices, requests, demands, and other communications made in connection with this Warrant shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the persons identified below, or upon receipt if (a)mailed by certified or registered mall, postage prepaid, return receipt requested, (ii) upon receipt if sent by express courier service, or (iii) sent by facsimile upon written confirmation of receipt by the recipient of such notice:

     If to Holder.            Microsoft Corporation
     ------------             One Microsoft Way
                              Redmond, WA 98052-6399
                              Attention: Robert A. Eshelman
                              Telephone No.: (206) 852-8080
                              Facsimile No.: (206) 869-1327

     If to the Company:       Tut Systems, Inc.
     -----------------        2495 Estrand Way
                              Pleasant Hill, CA 94523-391l

                              Attention: Neslon Caldwell
                              Telephone No.: (510) 682-6510
                              Facsimile No.: (510) 682-4125

     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 7.

     8.   Successors.
          ----------

          All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors, assigns and transferees.

     9.   Law Governing.
          -------------

          This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of California (not including the choice of law rules thereof.

     10.  Entire Agreement: Amendments and Waivers.
          -----------------------------------------

          This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the holder, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

     11.  Severability; Headings.
          ----------------------

          If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction. The Section headings in this Warrant have been inserted for purposes of convenience only and shall have no substantive effect.

[remainder of page intentionally blank]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

                              TUT SYSTEMS, INC.


                                  /s/ Matthew Taylor
                              By: --------------------
                                  Name: Matthew Taylor
                                  Title: Chairman


Accepted and agreed:

MICROSOFT CORPORATION


    /s/ Paul Maritz
By:-----------------
   Name: Paul Maritz
   Title: Group V.P.

                                    ANNEX A
                                    -------

                               NOTICE OF EXERCISE


                      (TO BE EXECUTED UPON PARTIAL OR FULL
                         EXERCISE OF THE WITHIN WARRANT)

          The undersigned hereby irrevocably elects to exercise the right to purchase ____________ shares of Series G Preferred Stock of Tut Systems, Inc. covered by the within Warrant according to the conditions hereof and herewith makes payment of the Exercise Price of such shares in full in the amount of $______________________.


                                By:__________________________________
                                    (Signature of Registered Holder)

Dated:____________

                                    ANNEX B
                                    -------

                                ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Series G Preferred Stock set forth below:

Name and Address of Assignee             No. of Shares
----------------------------             -------------


and does hereby irrevocably constitute and appoint ______________________ attorney-in-fact to register such transfer onto the books of Tut Systems, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:__________________       Print Name: ____________________

                                    Signature:______________________

                                    Witness:_______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.